Exhibit 15.3

April 21st, 2021	Tel: 86-21-58773177
15/F, Block A, Eton Place, 69 Dongfang Road, Pudong New Area	Fax: 86-21-58773268
Shanghai 200120, People’s Republic of China	https://www.hiwayslaw.com/

Dear Sir/Madam:

We hereby consent to the reference of our name under the headings “ITEM 3. KEY INFORMATION-D Risk Factors-Risks Related to Our Corporate Structure” and “ITEM 4. INFORMATION ON THE COMPANY-C Organizational Structure-Contractual Arrangements Among Shenzhen Lanting Jishi, Shanghai Lanting Jishi, Qianhai Xuyi, our VIEs and the Respective Shareholders of our VIEs” in LITB’s Annual Report on Form 20-F for the year ended December 31st, 2020 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof.

We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ Hiways Law Firm
Hiways Law Firm